EXHIBIT 99.5

Company name: Metinvest B.V.

Headline: Scheme of Arrangement: Notice of Scheme Meeting

IRISH STOCK EXCHANGE ANNOUNCEMENT

 8 June 2016

Metinvest B.V. (the “Company”)

10.25 per cent. Guaranteed Notes due 2016 (of which U.S.$88,477,264.89 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme (as defined below)) (the “2016 Notes”)

ISIN: XS0511379066, Common Code: 051137906

ISIN: US591555AA54, CUSIP: 591555AA5

 10.50 per cent. Guaranteed Notes due 2017 (of which U.S.$300,531,520.44 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) (the “2017 Notes”)

ISIN: XS1145219652, Common Code: 114521965

ISIN: US591555AC11, Common Code: 114752894

CUSIP: 591555 AC1

8.75 per cent. Guaranteed Notes due 2018 (of which U.S.$786,774,642.39 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) (the “2018 Notes” and, together with the 2016 Notes and the 2017 Notes, the “Notes”)

ISIN: XS0591549232

ISIN: US591555AB38, CUSIP: 591555 AB3

Notice of a meeting of creditors convened pursuant to an order of the High Court of England and Wales under Section 896 of the Companies Act 2006

Please see attached the following notice of a meeting of creditors holding interests in the Notes.

For the purposes of this notice, the “First Moratorium Scheme” means the scheme of arrangement in respect of the Company which was sanctioned by the High Court of England and Wales on 29 January 2016.

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Lucid Issuer Services Limited as the Information Agent

Sunjeeve Patel/Thomas Choquet

Tankerton Works

12 Arglye Walk

London WC1H 8HA

Phone:        +44 (0) 207 704 0880

Email:          metinvest@lucid-is.com

This Notice is given by:

Metinvest B.V.

Nassaulaan 2A

2514 JS

‘S-Gravenhage

The Netherlands

8 June 2016

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Notice of Scheme Meeting

IN THE HIGH COURT OF JUSTICE                                                                                                                                                                No. CR-2016-003062

CHANCERY DIVISION

COMPANIES COURT

IN THE MATTER OF METINVEST B.V.

and

IN THE MATTER OF THE COMPANIES ACT 2006

10.25 per cent. Guaranteed Notes due 2016 (of which U.S.$88,477,264.89 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0511379066, Common Code: 051137906, Rule 144A Notes ISIN: US591555AA54, CUSIP: 591555AA5)

10.50 per cent. Guaranteed Notes due 2017 (of which U.S.$300,531,520.44 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS1145219652, Common Code: 114521965, Rule 144A Notes ISIN: US591555AC11, Common Code: 114752894, CUSIP: 591555 AC1)

8.75 per cent. Guaranteed Notes due 2018 (of which U.S.$786,774,642.39 was outstanding as at 27 May 2016 after capitalisation of unpaid interest in accordance with the First Moratorium Scheme) issued by the Company (Regulation S Notes ISIN: XS0591549232, Rule 144A Notes ISIN: US591555AB38, CUSIP: 591555 AB3)

(together, the Notes)

NOTICE IS HEREBY GIVEN that, by an order dated 8 June 2016 made in the above matter, the High Court of England and Wales (the Court) has directed that a meeting (the Scheme Meeting) be convened of the Scheme Creditors (as such term is defined in the scheme of arrangement hereinafter referred to) of Metinvest B.V. (the Company) for the purposes of considering and, if thought fit, approving (with or without modification, addition or condition approved or imposed by the Court and/or agreed by the Company) a scheme of arrangement proposed to be made between the Company and the Scheme Creditors (the Scheme).

The Record Date will be 5 p.m. (New York time) on 23 June 2016. The Scheme Meeting will be held at the offices of Allen & Overy LLP, One Bishops Square, London E1 6AD on 28 June 2016 commencing at 10 a.m. (London time). All Scheme Creditors are requested to attend at such place and time either in person, by a duly authorised representative if a corporation, or by proxy.

A copy of the Scheme and a copy of the statement required to be furnished pursuant to section 897 of the Companies Act 2006 (the Explanatory Statement) are incorporated in the document of which this notice forms part.

Scheme Creditors may vote in person or by a duly authorised representative if a corporation, at the Scheme Meeting or they may appoint another person, whether a Scheme Creditor or not, as their proxy to attend and vote in their place. Scheme Creditors may appoint proxies to vote at the Scheme Meeting by filling out Part 2 or Part 3 (as applicable) (Voting) of the Account Holder Letter (as defined in the Explanatory Statement). If a Scheme Creditor is a corporation, it must appoint an authorised representative or proxy to vote on its behalf at the Scheme Meeting by filling out Part 2 or Part 3 (as applicable) (Voting) of the Account Holder Letter in order to be entitled to vote at the Scheme Meeting.

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To avoid double counting in respect of the Scheme Claims, each of the Trustees has confirmed that it will not exercise any voting rights to which it may be entitled as a Scheme Creditor and each of the Common Depositaries (other than Cede & Co.) have confirmed in writing that it has not been requested to vote by the relevant Clearing Systems. The voting procedure for Notes held through DTC will be based on Cede & Co., in its capacity as nominee of DTC, in accordance with its usual procedures, appointing the DTC Participants as its proxies under the Omnibus Proxy in respect of the principal amount of the Notes shown on its records as being held by them as at the Record Date, being 5 p.m. (New York time) on 23 June 2016.

Each Scheme Creditor or its proxy will be required to register its attendance at the Scheme Meeting prior to the commencement of the Scheme Meeting. Registration will commence at 9 a.m. (London time) on the date of the Scheme Meeting. Each Scheme Creditor that is not a proxy must bring to the Scheme Meeting a copy of the relevant Account Holder Letter, evidence of corporate authority (in the case of a corporation) (for example, a valid power of attorney and/or board minutes) and evidence of personal identity (a passport or other equivalent identification). Each proxy must bring to the Scheme Meeting a copy of the Account Holder Letter authorising him or her to act as proxy on behalf of the Scheme Creditor and evidence of personal identity (a passport or other equivalent identification).

In order to vote on the Scheme and attend the Scheme Meeting (in person, by a duly authorised representative if a corporation, or by proxy), Scheme Creditors must ensure that an Account Holder Letter is completed, delivered to and received by the Information Agent (as defined in the Explanatory Statement) (marked for the attention of Sunjeeve Patel / Thomas Choquet) in accordance with the instructions set out in the Account Holder Letter before 5 p.m. (London time) on 27 June 2016. A copy of the form of Account Holder Letter may be downloaded from www.lucid-is.com/metinvest (the Scheme Website).

The Scheme, the Explanatory Statement and the Account Holder Letter will be available to download from the Scheme Website on or around 8 June 2016. If a hard copy is required, please send your request to the Information Agent (marked for the attention of Sunjeeve Patel / Thomas Choquet). By the order referred to above, the Court has appointed Mr Ian Field, a partner at Allen & Overy LLP, or if for any reason he is unable to act, Mr Mark Sterling, a partner at Allen & Overy LLP, or if for any reason he is unable to act, any other partner of Allen & Overy LLP to act as chairman of the Scheme Meeting (and any adjournment thereof) and has directed the chairman to report the result of the Scheme Meeting to the Court.

The Scheme will be subject to the subsequent approval of the Court.

For further information in this regard, please contact the Information Agent using the following details:

Lucid Issuer Services Limited
Tankerton Works
12 Argyle Walk
London WC1H 8HA
Phone:	+44 (0) 207 704 0880
Fax:	+44 (0) 203 004 1590
Email:	metinvest@lucid-is.com
Attention:	Sunjeeve Patel / Thomas Choquet

Dated 8 June 2016

Metinvest B.V.
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